Exhibit 10.4

June 1, 2004

Mr. Thomas M. Friel

Re:          Long-Term Stay-On Performance Incentive Payment.

Dear Tom:

This letter agreement (this “Agreement”) sets forth the terms and conditions pursuant to which Station Casinos, Inc. (the “Company”) has decided to award you a Long-Term Stay-On Performance Incentive Payment (the “LTSO Payment”).

1.                                       Purpose.  The purpose of the LTSO Payment is to advance the interests of the Company by providing you with a cash incentive to remain with the Company through June 1, 2012.

2.                                       Amount.  Subject to the conditions contained herein, the Company will provide you with a LTSO Payment in the amount of $500,000 as follows:

(a)                                  On June 1, 2006 (the “First Award Date”), you will be paid $125,000 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 1, 2004 through May 31, 2006.  Except as otherwise provided in your Employment Agreement (as defined below), in the event that your employment or service with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time before the First Award Date, you will forfeit any and all eligibility for payments pursuant to this Agreement.

(b)                                 On June 1, 2008 (the “Second Award Date”), you will be paid an additional $125,000 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 1, 2004 through May 31, 2008. Except as otherwise provided in your Employment Agreement, in the event that your employment or service with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the First Award Date but before the Second Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.

(c)                                  On June 1, 2010 (the “Third Award Date”), you will be paid an additional $125,000 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 1, 2004 through May 31, 2010.  Except as otherwise provided in your Employment Agreement, in the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the Second Award Date but before the Third Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.

(d)                                 On June 1, 2012 (the “Fourth Award Date”), you will be paid the remaining $125,000 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 1, 2004 through May 31, 2012.  Except as otherwise provided in your Employment Agreement, in the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the Third Award Date but before the Fourth Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.

3.                                       Employment Agreement.  The LTSO Payment is conditioned upon your signing of a revised employment agreement with the Company, which shall be dated as of June 1, 2004 (the “Employment Agreement”).  If at any time prior to the Fourth Award Date, you breach any term of the Employment Agreement, you will forfeit any and all rights to any and all payments under this Agreement as of the date of such breach.

4.                                       Right to Continued Employment or Service.  Nothing in this Agreement shall confer on you any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and you, in any way affect the Company’s right to terminate your employment or service without prior notice at any time for any or no reason.

5.                                       Confidentiality.  As a condition of your receipt of the LTSO Payment, you agree that you will not disclose the contents of this Agreement, including the amount of the LTSO Payment, to anyone except your immediate family, accountant or attorney without the prior written consent of the Company.  If you breach this obligation, you will forfeit any and all rights to any and all payments under this Agreement.

6.                                       Assignability; Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that no rights or obligations of you under this Agreement may be assigned or transferred by you, other than rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

7.                                       Governing Law.  The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law, which shall govern to that extent.

STATION CASINOS, INC.
a Nevada corporation

By:	/s/ Glenn C. Christenson
Glenn C. Christenson
Executive Vice President
Chief Financial Officer
Chief Administrative Officer

By signing below, you hereby acknowledge and agree to all of the foregoing terms and conditions of this Agreement.

Agreed to and Accepted By:

/s/ Thomas M. Friel
Thomas M. Friel